UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	OPTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2021, Ocean Power Technologies, Inc. (the “Company”) entered into a stock purchase agreement (the “Agreement”) with the sellers named therein (the “Sellers”) pursuant to which the Company acquired from the Sellers all of the outstanding equity interest of Marine Advanced Robotics, Inc. (“MAR”). MAR is a Richmond, California based company that is the developer of Wave Adaptive Modular Vessel technology, which enables roaming capabilities for uncrewed equipment in waters around the world. In consideration for the purchase, the Company paid $4,000,000 in cash to the Sellers and issued 3,330,162 shares of its common stock to the Sellers with an agreed value of $7,000,000 based on a trailing thirty day volume weighted average price of the Company’s common stock. In addition the Sellers can earn an additional up to $3,500,000 of cash and common stock based on earnout provisions from new bookings of business in MAR. The Agreement includes a number of other standard representations, warranties, covenants and indemnification.

The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which the Company is filed herewith as Exhibit 10.1.

The Company issued a press release on November 16, 2021 announcing the entry into the Agreement, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Stock Purchase Agreement among Ocean Power Technologies, Inc. and the sellers named therein dated November 15, 2021.
99.1	Press Release issued by Ocean Power Technologies, Inc., dated November 16, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ocean Power Technologies, Inc.

Dated: November 16, 2021	/s/ Philipp Stratmann
Philipp Stratmann
President and Chief Executive Officer